全球粉絲團建置與經營授權合同

甲方（授權方）: Steve Andrew Chen (以下簡稱"甲方")
乙方（被授權方）: Double Growth Investment Ltd. (以下簡稱"乙方")

甲乙雙方本著真誠合作、互惠互利、共同發展的原則，經協商一致，特簽定本合同，雙方均同意按照本合同條款共同執行。

第一條 合約項目

1. 甲方同意授權乙方獨家權利進行建置並經營甲方本人之全球粉絲網站，命名為『陳安之全球粉絲團』，作為集合陳安之全球粉絲資料之大資料網站，並據以進行合法之商業活動。
2. 此全球粉絲網站須包含粉絲資料收集、保管，網站功能應包含但不限於社群交流功能、通訊溝通功能、直播功能、電商購物功能。
3. 甲方同意此全球粉絲網站功能建置得因技術、專業能力、地理環境等因素，由乙方簽訂協力廠商進行委外建置；惟網站功能驗收仍由乙方全權負責，不因委外合約建置而消滅。
4. 雙方同意由乙方集團自願向甲方繳納特許授權金 美金--____ 萬元。乙方自願放棄以任何理由要求退還此授權金。

第二條 期限

1. 本合同自雙方簽字蓋章之次日起生效，期限為兩年。
2. 有效期滿前一個月，為保障乙方利益，乙方有優先續約權，雙方可本著自願的原則另行協商合同續約事宜並簽訂新合同。如在本合同期滿時沒有續約，則視為雙方自動放棄合作，同時本合同即告終止。
3. 本合同有效期屆滿或解除、終止，視為乙方不再具有特許權，乙方不得以甲方之特許名義從事任何活動，否則由此造成的經濟損失和責任均由乙方承擔。

第三條 權利及義務

1. 甲方保證所授權之範圍均為其本身完全持有之權利。如有侵權及違法之情事，由甲方負責適當處理及法律之責任。
2. 乙方取得本授權後，其營運與行銷業務概由乙方全權規劃負責。若有經銷上違法之任何情事概由乙方自負全責。
3. 乙方保證之網站功能未能如期達成者，甲方有權單方解除合同並要求乙方賠償。

第四條　違約及終止

1. 任一方違反本合約之約定，經他方通知於一定期間內改正，而逾期仍未改正時，他方得終止本合約。
2. 雙方中任一方終止代理合約，需提前一個月告知對方，並取得對方同意。有關終止代理合約善後工作，雙方商議解決。本合約之終止，不影響損害賠償之請求。

第五條

本合同一式兩份，雙方簽字後生效，雙方各持一份為憑。本協議如有其他未盡事宜，雙方協商解決。若發生糾紛，以甲方所在地法律機關仲裁為准。

授權人（甲方）：Steve Andrew Chen

法定代表人：Steve Andrew Chen

日期： 2017 年 月 日
20170628

被授權人（乙方）：Double Growth Investment Ltd.

法定代表人：

日期： 2017 年 20170628 月 日